UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

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LCC International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21213	54-1807038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 West Park Drive, Suite A-315, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 703-873-2000

Former name or former address, if changed since last report: Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 13, 2007, LCC International, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has decided to review the June 25, 2007 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) regarding the Company. The Listing Council has also determined to stay the Panel’s decision to suspend trading in the Company’s securities in the event the Company fails to file its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) by August 14, 2007 or fails to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 by September 24, 2007.

The Company also announced that it will not be in a position to file the 2006 Form 10-K or its Form 10-Q for the quarter ended June 30, 2007 by August 14, 2007 nor will it be in a position to file a Form 8-K/A with respect to its previously announced acquisition of the U.S. wireless engineering services business of Wireless Facilities, Inc. by the due date of August 15, 2007.

A copy of the Press Release is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.
By:	/s/ PETER A. DELISO
Peter A. Deliso Senior Vice President, New Ventures, and General Counsel

Date: August 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 13, 2007